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                                                                    EXHIBIT 4.4

                           LETTER OF CREDIT AGREEMENT


     THIS AGREEMENT (this "Agreement") is made as of January 31, 2001, by GOODRICH PETROLEUM COMPANY, L.L.C. ("Borrower"), a Louisiana limited liability company, the financial institutions (collectively herein called "Lenders") which are now or may hereafter become signatory hereto, and COMPASS BANK, an Alabama state chartered banking institution, individually (in such capacity, herein called "Issuer") and as agent for Lenders (in such capacity, herein called "Agent").

RECITALS

     1. Concurrently herewith Borrower, Agent and Lenders have entered into a Credit Agreement (as amended, supplemented, restated or replaced from time to time, the "Credit Agreement"). Any capitalized term defined in the Credit Agreement which is used in this Agreement shall, unless otherwise defined herein, have the meaning ascribed to it in the Credit Agreement.

     2. For convenience, Borrower, Agent, Issuer and Lenders desire to gather certain provisions of the Credit Agreement relating solely to the issuance of Letters of Credit into a separate agreement.

AGREEMENTS

     NOW, THEREFORE, in consideration of the execution and delivery of the Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  DEFINITIONS.

     Capitalized words and phrases used in this Agreement have the meanings provided below. Unless otherwise stated, references to sections are to sections in this Agreement.

     Applications shall mean all applications and agreements for Letters of Credit, or similar instruments or agreements, in form and substance satisfactory to Issuer, now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued under the terms hereof at the request of any Person.

     Cover for Letter of Credit Liabilities shall be effected by paying to Agent immediately available funds, in an amount equal to any required prepayment, to be held by Agent in a collateral account maintained by Agent and collaterally assigned as security by Borrower for the financial accommodations extended pursuant to this Agreement and the other Loan Documents using documentation in form and substance satisfactory to Agent. Such amount shall be retained by Agent in such collateral account until such time as the applicable Letters of Credit shall have expired and the Reimbursement Obligations, if any, with respect thereto shall have been fully
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satisfied; provided, however, that at such time if a Default or Event of Default has occurred and is continuing, Agent shall not be required to release such amount in such collateral account.

     Letter of Credit shall have the meaning assigned to such term in Paragraph 2 hereof.

     Letter of Credit Liabilities shall mean, at any time and in respect of any Letter of Credit, the sum of (i) the amount available for drawings under such Letter of Credit plus (ii) the aggregate unpaid amount of all Reimbursement Obligations at the time due and payable in respect of previous drawings made under such Letter of Credit. For the purpose of determining at any time the amount described in clause (i), in the case of any Letter of Credit payable in a currency other than Dollars, such amount shall be converted by Agent to Dollars by any reasonable method, and such converted amount shall be conclusive and binding, absent manifest error.

     Participant means any financial institution other than a Lender owning or holding a participation interest or an assignment of an undivided interest in a Letter of Credit.

     Regulation D means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and includes any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

     Regulatory Change shall mean any change on or after the date of this Agreement in any legal requirement (including, without limitation, Regulation D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of banks including Lender under any legal requirements (whether or not having the force of law) by any Governmental Authority.

     Reimbursement Obligations shall mean, as at any date, the obligations of Borrower then outstanding, or which may thereafter arise, to reimburse Issuer for the amount paid by Issuer in respect of any drawing under Letters of Credit, which obligations shall at all times be payable in Dollars notwithstanding any such Letter of Credit being payable in a currency other than Dollars.

2. ISSUANCE OF LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, and on the condition that aggregate Letter of Credit Liabilities shall never exceed $2,000,000.00, Borrower shall have the right to, in addition to Loans provided for in the Credit Agreement, utilize the Available Commitment from time to time before the Commitment Termination Date by obtaining the issuance of letters of credit for the account of Borrower and on behalf of Borrower by Issuer (such letters of credit, as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "Letters of Credit"). No Letter of Credit issued pursuant to this Agreement shall have an expiration date which is either (1) later than one year from date of issuance or (2) on or beyond the then-scheduled Commitment Termination Date. Any Letter of Credit that shall have an expiration date on or after the Commitment Termination Date shall be fully Covered or backed by a letter of credit in form and substance, and issued by an issuer, acceptable to Issuer and the Majority Lenders. Each request for the issuance of a Letter of Credit shall describe the proposed terms of such Letter of Credit and the nature of the transaction proposed to be supported thereby, and

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shall be accompanied by such additional information regarding such transaction as Issuer, Agent or any Lender may reasonably request. No Letter of Credit may be issued if after giving effect thereto the sum of (i) the aggregate outstanding principal amount of Loans plus (ii) the aggregate Letter of Credit Liabilities would exceed the Maximum Commitment. Borrower shall be irrevocably and unconditionally obligated to immediately reimburse Issuer for any amount paid by Issuer upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind, all of which are hereby waived. Such reimbursement may, subject to satisfaction of the conditions in the Credit Agreement, be made by the borrowing of Loans.

3. LETTER OF CREDIT FEE. Borrower will pay to Issuer a letter of credit fee with respect to each Letter of Credit equal to the greater of (i) $500.00 or
(ii) the product of 1-1/2% per annum times the face amount of the applicable Letter of Credit, such fee to be paid in advance on the date of the issuance thereof. In addition to such fee, Borrower agrees to pay Issuer the usual and customary costs and fees of Issuer for each extension, amendment and wire advice of and drawings under a Letter of Credit.

4. PARTICIPATION IN LETTERS OF CREDIT. Pursuant to Section 8.9 of the Credit Agreement, the Lenders agree to participate in the Letters of Credit and in the issuance fees (but not the extension, amendment, wire advice and drawing fees) earned by Issuer with respect thereto pro rata in accordance with their respective Commitments. If Borrower fails to promptly reimburse Issuer for any draw under the Letters of Credit, then at the request of Issuer, the Lenders shall advance to Issuer the amount of such draw as Loans pro rata in accordance with their respective Commitments, regardless of the procedures described in the Credit Agreement concerning the making of Loans, the size of such Loans or the acceleration of Commitment Termination Date as provided in the Credit Agreement and further regardless of any other term or provision of this Agreement; provided that the provisions of this Paragraph 4 are solely for the benefit of Issuer and shall not serve as the basis for any claim by Borrower against Agent, Issuer or any Lender.

5. CERTAIN CONDITIONS PRECEDENT. The issuance by Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in the Credit Agreement, be subject to the conditions precedent (x) that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to Issuer and the Majority Lenders and that Borrower shall have executed and delivered such Applications and other instruments and agreements relating to such Letter of Credit as Issuer and the Majority Lenders shall have reasonably requested and are not inconsistent with the terms of this Agreement.

6. CONFLICT BETWEEN THIS AGREEMENT AND ANY APPLICATION. In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms hereof shall control.

7. BORROWER'S INDEMNITY. Borrower hereby indemnifies and holds harmless Issuer, Agent and each Lender from and against any and all claims and damages, losses, liabilities, costs or expenses which Issuer, Agent or any Lender may incur (or which may be claimed against Issuer, Agent or any Lender by any Person whatsoever), BY REASON OF ITS OWN NEGLIGENCE OR OTHERWISE, in connection with the execution and delivery of any Letter of Credit or transfer of or payment or failure to pay under any Letter of Credit; provided that Borrower shall

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not be required to indemnify Issuer, Agent or any Lender for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of Issuer, Agent or the applicable Lender. Any amount to be paid under this Paragraph by Borrower shall bear interest until paid at the Default Rate.

8. ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. If as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or participations in such Letters of Credit, and the result shall be to increase the cost to Issuer, Agent, any Lender or any Participant of issuing or maintaining any Letter of Credit or any participation therein, or reduce any amount receivable by Issuer, Agent, any Lender or any Participant in respect of any Letter of Credit or any participation therein, then from time to time, Borrower shall pay to Agent such additional amount or amounts as will compensate Issuer, Agent and each Lender (and each applicable Participant) for such increased costs or reductions in amount. A certificate of setting forth such amount or amounts as shall be necessary to compensate Issuer, Agent or any applicable Lender (or any applicable Participant) as specified in this Paragraph shall be conclusive and binding, absent manifest error. Borrower shall pay Agent the amount shown as due on any such certificate within fifteen (15) days after delivery of such certificate. In preparing such certificate, such assumptions and allocations of costs and expenses may be used as Agent, Issuer, a Lender or a Participant, as the case may be, shall in good faith deem reasonable and any reasonable averaging and attribution method may be used.

9. PRESERVATION OF SECURITY FOR UNMATURED REIMBURSEMENT OBLIGATIONS. In the event that, following (i) the occurrence of an Event of Default and the exercise of any rights available in connection therewith under the Loan Documents and
(ii) payment in full of the principal amount then outstanding of and the accrued interest on the Loans and Reimbursement Obligations and fees and all other amounts payable hereunder and under the Notes and all other amounts secured by the Security Instruments, any Letters of Credit shall remain outstanding and undrawn upon, Agent shall be entitled to hold (and Borrower hereby grants and conveys to Agent for the ratable benefit of Issuer and Lenders a security interest in and to) all cash or other property ("Proceeds of Remedies") realized or arising out of the exercise of any rights available under the Loan Documents, at law or in equity, including without limitation the proceeds of any foreclosure, as collateral for the payment of any amounts due or to become due under or in respect of such Letters of Credit. Such Proceeds of Remedies shall constitute "Collateral" for all purposes under the terms and provisions of the Security Instruments, and the rights, titles, benefits, privileges, duties and obligations of Agent with respect thereto shall be governed by the terms and provisions of this Agreement and, to the extent not inconsistent with this Agreement, the Security Instruments. Agent may, but shall have no obligation to, invest any such Proceeds of Remedies in such manner as Agent or the Majority Lenders deem appropriate. Such Proceeds of Remedies shall be applied to Reimbursement Obligations arising in respect of any such Letters of Credit and/or the payment of Issuer's obligations under any such Letter of Credit when such Letter of Credit is drawn upon. Borrower hereby agrees to execute and deliver to Agent such security agreements, pledges or other documents as Agent may, from time to time, require to perfect the pledge, lien and security interest and to any such Proceeds of Remedies provided for in this Paragraph.

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10.  MISCELLANEOUS.

      (a) No delay or omission of Agent, Issuer or any Lender or any other holder of the Notes to exercise any power, right or remedy accruing to Agent, Issuer or any Lender or any other holder of the Notes shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy.

      (b) This Agreement shall not be changed orally but shall be changed only by agreement in writing signed by the party against whom such amendment is sought to be enforced. No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Agreement.

      (c) Any notice, request or other communication required or permitted to be given hereunder shall be given as provided in the Credit Agreement. Actual notice, however and from whomever given or received, shall always be effective when received.

      (d) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and this Agreement shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this Agreement is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Agent, Issuer or any Lender for having bargained for and obtained it.

      (e) The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement. Wherever the term "including" or a similar term is used in this Agreement, it shall be read as if it were written "including by way of example only and without in any way limiting the generality of the clause or concept referred to."

      (f) This Agreement is performable in Harris County, Texas, which shall be a proper place of venue for suit on or in respect of this Agreement. Borrower irrevocably agrees that any legal proceeding in respect of this Agreement shall be brought in the district courts of Harris County, Texas or the United States District Court for the Southern District of Texas, Houston Division (collectively, the "Specified Courts"). Borrower hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Borrower further irrevocably consents to the service of process out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by

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certified mail, return receipt requested, postage prepaid, to Borrower at its address as provided in this Agreement or as otherwise provided by Texas law. Nothing herein shall affect the right of Agent, Issuer or any Lender to commence legal proceedings or otherwise proceed against Borrower in any jurisdiction or to serve process in any manner permitted by applicable law. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

     (g) This Agreement and the other Loan Documents embody the entire agreement and understanding among Borrower, Agent, Issuer and Lenders with respect to their subject matter and supersede all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Borrower acknowledges and agrees there is no oral agreement between Borrower and Agent, Issuer or any Lender which has not been incorporated in this Agreement and the other Loan Documents.

     (h) All warranties, representations, covenants and agreements in this Agreement shall bind the heirs, devisees, executors, administrators, personal representatives, trustees, beneficiaries, conservators, receivers, successors and assigns of Borrower and shall benefit Agent, Issuer, Lenders, their successors and assigns, and any holder of any part of the indebtedness evidenced by the Notes. Borrower shall not assign or delegate any of its obligations under this Agreement or any of the Loan Documents without the express prior written consent of the Majority Lenders.

     EXECUTED as of the date set forth above.

                                    GOODRICH PETROLEUM COMPANY,
                                    L.L.C., a Louisiana limited liability
                                    company


                                    By: /s/ ROBERT C. TURNHAM, JR.
                                       ____________________________
                                         Robert C. Turnham, Jr.,
                                         Senior Vice President

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                                    COMPASS BANK,
                                    as Issuer and as Agent


                                    By: /s/ DOROTHY MARCHAND
                                       ____________________________
                                         Dorothy Marchand,
                                         Senior Vice President

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                                    BANK ONE TEXAS, NATIONAL
                                    ASSOCIATION


                                    By: /s/ RICHARD G. SYLVAN
                                       ____________________________
                                        Name: Richard G. Sylvan
                                        Title: First Vice President

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